Exhibit 99.1

FOR IMMEDIATE RELEASE	Nasdaq: NSIT
INSIGHT ENTERPRISES, INC. REPORTS FIRST QUARTER RESULTS
Net Sales — $806 Million; GAAP Diluted EPS — $0.29; Non-GAAP Diluted EPS — $0.35
TEMPE, Ariz. — April 20, 2006 — Insight Enterprises, Inc. (Nasdaq: NSIT) (the “Company”) today reported results of operations for the three months ended March 31, 2006.
First Quarter Highlights:
•	Quarterly net sales growth of 3.4% from $779.4 million in Q1 2005 to $806.0 million in Q1 2006.

•	17% year over year growth in non-GAAP* diluted EPS from $0.30 in Q1 2005 to $0.35 in Q1 2006. (Decline in GAAP diluted EPS from $0.31 in Q1 2005 to $0.29 in Q1 2006.)

•	Quarterly non-GAAP* operating margin of 3.3%. (GAAP operating margin of 2.8%.)

•	Insight North America quarterly net sales and non-GAAP* earnings from operations growth of 4.1% and 12%, respectively, over prior year.

•	Insight UK quarterly net sales and non-GAAP* earnings from operations growth of 1.1% and 25%, respectively, over prior year. In British pounds sterling, quarterly net sales and non-GAAP* earnings from operations growth of 9.1% and 35%, respectively, over prior year.

•	Stock compensation expense of $3.5 million and $121,000 recorded in the three months ended March 31, 2006 and 2005, respectively.

Financial Summary Table
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended
	March 31,
Insight Enterprises, Inc.	2006	2005	Change
Net sales	$806,038	$779,367	3.4%
Net earnings — GAAP	$14,214	$15,512	(8%)
Net earnings — Non-GAAP*	$16,947	$15,279	11%
Diluted earnings per share — GAAP	$0.29	$0.31	(6%)
Diluted earnings per share — Non-GAAP*	$0.35	$0.30	17%
Operating Margin — GAAP	2.8%	3.2%	(0.40%)
Operating Margin — Non-GAAP*	3.3%	3.1%	0.20%
Insight North America
Net sales	$668,958	$642,676	4.1%
Earnings from operations — GAAP	$17,201	$18,662	(8%)
Earnings from operations — Non-GAAP*	$21,021	$18,783	12%
Insight UK
Net sales	$119,945	$118,615	1.1%
Earnings from operations — GAAP	$3,548	$3,728	(5%)
Earnings from operations — Non-GAAP*	$3,833	$3,064	25%
Direct Alliance Corporation
Net sales	$17,135	$18,076	(5.2%)
Earnings from operations — GAAP	$1,499	$2,542	(41%)
Earnings from operations — Non-GAAP*	$1,869	$2,542	(26%)

*	A tabular reconciliation of financial measures prepared in accordance with United States generally accepted accounting principles (“GAAP”) to non-GAAP financial measures is included at the end of this press release.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2006 Results, Page 2	April 20, 2006
“I am pleased to announce that Insight Enterprises, Inc. had another solid quarter,” said Rich Fennessy, chief executive officer. “We again achieved year over year growth in net sales, non-GAAP net earnings and non-GAAP diluted earnings per share, and we continued to achieve year over year improvements in our non-GAAP operating margins.”
Use of Non-GAAP Financial Measures: The non-GAAP financial measures in the 2006 and/or 2005 periods exclude stock compensation expense, settlement expense, income resulting from reductions in liabilities assumed in a previous acquisition, and the tax effects of these items. We exclude these items when internally evaluating gross profit, selling and administrative expenses, earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and when evaluating gross profit, selling and administrative expenses and earnings from operations for the individual operating segments. These non-GAAP measures are used to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare our results to competitors’ financial results. We believe that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and competitors and assist in forecasting performance for future periods because they exclude items we believe to be outside of normal operating results. These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.
Our effective tax rate for the three months ended March 31, 2006 was 35.9% compared to 38.6% for the three months ended March 31, 2005. The non-GAAP effective tax rate for the three months ended March 31, 2006 was 36.4% compared to 38.2% for the three months ended March 31, 2005. The decrease in the GAAP and non-GAAP effective tax rate was due primarily to a decrease in tax contingency reserves.
Cash flows from operations for the three months ended March 31, 2006 and 2005 were $114.2 million and $51.6 million, respectively. Cash flows from operations for the three months ended March 31, 2006 resulted primarily from decreases in accounts receivable and inventory and net earnings before depreciation. Accounts receivable decreased due to the seasonal decrease in net sales. Inventory decreased due primarily to improvements in our supply chain activities and fewer opportunistic purchases during the quarter. Cash flows from operations for the three months ended March 31, 2005 resulted primarily from decreases in accounts receivable, increases in client payments received in advance of shipment and net earnings before depreciation. These increases were offset partially by decreases in accounts payable and the inventories financing facility. We had no outstanding balances under our line of credit and accounts receivable securitization facility at March 31, 2006. At March 31, 2006, we had $82.8 million in cash, although a large portion of our cash balance remains in the United Kingdom.
Settlement Expense
As noted in our press release dated March 27, 2006, one of our subsidiaries, Insight Public Sector (part of Insight North America), reached a release and settlement agreement with the U.S. Department of Justice regarding an investigation of the size representation made by Comark Government & Education Services, Inc. (“CGES”) in March 1996, a company we acquired in the April 2002 acquisition of Comark, Inc. Although we remain convinced that we did not have a liability to the Federal government as a result of the small size representation of CGES in March 1996, we agreed to settle the matter for $1.0 million to avoid the risk, expense and internal diversion of litigation. This amount was recorded by Insight North America as selling and administrative expenses during the three months ended March 31, 2006.
Stock Compensation Expense
On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123 (revised 2004), "Share-Based Payment,” (“SFAS No. 123R”), which requires stock based compensation to be measured based on the grant-date fair value of the award and recognized over the period during which an employee is required to provide service in exchange for the award. We adopted SFAS No. 123R using the modified prospective transition method. Under this method, the provisions of SFAS No. 123R apply to all awards granted or modified after the adoption date and compensation expense must be recognized for any unvested stock option awards outstanding as of the date of adoption. Prior periods have not been restated. However, we recorded stock based compensation expense in prior periods related to the amortization of the fair value of restricted stock shares and units over their vesting period. Stock based compensation expense is classified in the same line item of the financial statements as other payroll-related expenses for the specific employee.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2006 Results, Page 3	April 20, 2006
Stock compensation expense for the three months ended March 31, 2006 and 2005 was recorded in the financial statements as follows (in thousands):

	Three Months Ended
	March 31,
	2006	2005
Insight North America
Selling and administrative expenses	$2,820	$121

Insight UK
Selling and administrative expenses	$285	$—

Direct Alliance
Costs of goods sold	$89	$—

Selling and administrative expenses	$281	$—

Consolidated
Costs of goods sold	$89	$—

Selling and administrative expenses	$3,386	$121

Stock compensation expense disclosed only in the footnotes to the financial statements for the three months ended March 31, 2005 was $3.3 million.
OPERATING SEGMENTS
We are a leading provider of information technology (“IT”) products and services to businesses in the United States, Canada and the United Kingdom. Our offerings include brand name computing products, IT services and outsourcing of business processes. During the three months ended March 31, 2006, we were organized in the following operating segments:
•	Provider of IT products and services — North America (“Insight North America”);

•	Provider of IT products and services — United Kingdom (“Insight UK”); and

•	Business process outsourcing provider (“Direct Alliance”).
Insight North America
Insight North America’s net sales for the three months ended March 31, 2006 increased 4.1% to $669.0 million, compared to net sales of $642.7 million for the three months ended March 31, 2005. “We are pleased to report that we grew our North American SMB business faster than the industry,” said Fennessy. “However, our sales to large enterprise clients did not grow in the first quarter, and that lowered our overall growth rate in North America to 4.1%.”
Insight North America’s gross profit as a percentage of net sales was 12.2% for the three months ended March 31, 2006, compared to 11.8% for the three months ended March 31, 2005. “The increase from the first quarter of 2005 was due primarily to a reduction in the reserve for vendor receivables, increases in referral fees for Microsoft enterprise software agreements renewals, increases in supplier reimbursements and increases in sales of services, which include warranties. These increases were offset partially by decreases in product and freight margins,” said Stanley Laybourne, chief financial officer.
Insight North America’s selling and administrative expenses were 9.0% (non-GAAP) of net sales for the three months ended March 31, 2006, compared to 8.9% (non-GAAP) for the three months ended March 31, 2005. The non-GAAP selling and administrative expenses excludes stock compensation expense of $2.8 million and settlement expense of $1.0 million for the three months ended March 31, 2006 and stock compensation expense of $121,000 for the three months ended March 31, 2005. Selling and administrative expenses in the first quarter of 2006 includes, however, approximately $720,000 of accelerated depreciation. After the upgrade to mySAP, portions of our current operating system will not be utilized. The capitalized amounts attributable to these portions at March 31, 2006 totaled $3.6 million. Accordingly, we will accelerate depreciation on these capitalized amounts from the first quarter of 2006 through the first quarter of 2007, the current estimated useful life of these portions, at the rate of approximately $720,000 per quarter. “Compared to the first quarter of 2005, we have benefited from increases in net sales and increases in efficiencies due to operational improvements and restructuring activities. These savings have been offset by increases in sales incentive plans, accelerated depreciation and other IT expenses related to the mySAP upgrade,” Laybourne said.
Insight North America’s earnings from operations as a percentage of net sales for the three months ended March 31, 2006 were 3.1% (non-GAAP) compared to 2.9% (non-GAAP) for the three months ended March 31, 2005. The non-GAAP
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2006 Results, Page 4	April 20, 2006
earnings from operations excludes stock compensation expense of $2.8 million and settlement expenses of $1.0 million for the three months ended March 31, 2006 and stock compensation expense of $121,000 for the three months ended March 31, 2005.
Insight UK
Insight UK’s net sales for the three months ended March 31, 2006 increased by 1.1% to $119.9 million, compared to net sales of $118.6 million for the three months ended March 31, 2005. In British pound sterling, net sales increased 9.1% and non-GAAP earnings from operations grew 35% from the three months ended March 31, 2005. Additionally, Insight UK benefited from having 64 shipping days in first quarter of 2006 compared to 61 days in the first quarter of 2005. “We continue to be very pleased with the results of our UK operation given the overall challenging UK market,” said Fennessy.
Insight UK’s gross profit as a percentage of net sales was 14.7% for the three months ended March 31, 2006, compared to 13.2% for the three months ended March 31, 2005. “The increase in gross margin from the first quarter of 2005 was due primarily to increases in product margin, increases in referral fees from Microsoft enterprise software agreement renewals, increases in sales of services and decreases in write-downs of inventories,” said Laybourne.
For the three months ended March 31, 2006, Insight UK’s selling and administrative expenses were 11.5% (non-GAAP) of net sales compared with 10.6% (GAAP and non-GAAP) in the same quarter of 2005. “The increase in selling and administrative expenses as a percentage of net sales was due primarily to increases in sales compensation plans, marketing, and facility costs related to our new London office,” said Laybourne. The non-GAAP selling and administrative expenses exclude stock compensation expense of $285,000 for the three months ended March 31, 2006.
Insight UK’s earnings from operations as a percentage of net sales in the three months ended March 31, 2006 were 3.2% (non-GAAP), compared to 2.6% (non-GAAP) in the three months ended March 31, 2005. The non-GAAP earnings from operations exclude stock compensation expense of $285,000 for the three months ended March 31, 2006 and income from reductions in liabilities assumed in a previous acquisition of $664,000 for the three months ended March 31, 2005.
Direct Alliance
Direct Alliance posted overall net sales of $17.1 million for the three months ended March 31, 2006, down 5.2% from $18.1 million for the three months ended March 31, 2005. For the three months ended March 31, 2006, Direct Alliance’s largest client accounted for approximately 38% of Direct Alliance’s net sales, and the top three clients represented 79% of net sales. For the three months ended March 31, 2005, Direct Alliance’s largest client accounted for approximately 54% of Direct Alliance’s net sales, and the top three clients represented 82% of net sales. The decline in concentration with Direct Alliance’s largest client and top three clients reflects the fact that the historical contract with Direct Alliance’s largest client in 2005, IBM, was replaced with separate contracts with IBM and Lenovo starting in May 2005.
Direct Alliance’s gross profit decreased 13% to $3.3 million (non-GAAP) for the three months ended March 31, 2006, compared to $3.8 million (GAAP and non-GAAP) for the three months ended March 31, 2005. The non-GAAP gross profit excludes stock compensation expense of $89,000 for the three months ended March 31, 2006.
Selling and administrative expenses at Direct Alliance increased 12% to $1.5 million (non-GAAP) for the three months ended March 31, 2006, compared to $1.3 million (GAAP and non-GAAP) for the three months ended March 31, 2005. Selling and administrative expenses as a percentage of net sales were 8.5% (non-GAAP) in the three months ended March 31, 2006, compared to 7.2% (GAAP and non-GAAP) for the three months ended March 31, 2005. The increase over prior year is due to a recovery of bad debt during the first quarter of 2005, which reduced selling and administrative expenses. The non-GAAP selling and administrative expenses exclude stock compensation expense of $281,000 for the three months ended March 31, 2006.
Direct Alliance posted earnings from operations of $1.9 million (non-GAAP) for the three months ended March 31, 2006, a 26% decrease, compared to $2.5 million (GAAP and non-GAAP) for the three months ended March 31, 2005. The non-GAAP earnings from operations exclude stock compensation expense of $370,000 for the three months ended March 31, 2006.
“The expected decreases in gross profit and earnings from operations were due primarily to renegotiated fee structures as part of multi-year contract renewals with some of Direct Alliance’s largest clients. These decreases were offset partially by increases contributed by other clients,” said Laybourne.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2006 Results, Page 5	April 20, 2006
CONFERENCE CALL AND WEBCAST
We will host a conference call and live webcast today at 5:00 p.m. ET to discuss the quarterly results of operations. A live webcast of the conference call (in listen-only mode) will be available on our corporate website at www.insight.com and a replay of the webcast will be available on our corporate website for a limited time.
FORWARD-LOOKING INFORMATION
Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include: projections of matters that affect net sales, gross profit, operating expenses, earnings from operations, non-operating income and expenses or net earnings; projections of capital expenditures and growth; hiring plans; plans for future operations; the availability of financing and our needs or plans relating thereto; plans relating to our products and services; the effect of new accounting principles; benefits and expenses relating to restructuring activities and employee terminations; the effect of guaranty and indemnification obligations; the actual or expected outcome of legal proceedings against the Company; statements of belief; and statements of assumptions underlying any of the foregoing. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statement. Some of the important factors that could cause our actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following:
•	changes in the information technology industry and/or the economic environment;

•	our reliance on suppliers for product availability, marketing funds, purchasing incentives and competitive products to sell;

•	actions of our competitors, including manufacturers of products we sell;

•	disruptions in our information technology and voice and data networks;

•	our reliance on a limited number of outsourcing clients;

•	our failure to comply with the terms and conditions of our public sector contracts;

•	the risks associated with international operations;

•	our dependence on key personnel;

•	the decreased effectiveness of equity compensation resulting from changes in accounting for equity compensation;

•	our integration and operation of future acquired businesses;

•	rapid changes in product standards;

•	our ability to renew or replace short-term financing facilities;

•	intellectual property infringement claims; and

•	risks that are otherwise described from time to time in our Securities and Exchange Commission reports, including but not limited to the items discussed in “Factors that Could Affect Future Results” set forth in “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission.
We assume no obligation to update, and do not intend to update, any forward-looking statements.

Contacts:	Stanley Laybourne	Karen McGinnis
	Chief Financial Officer,	Senior Vice President-
	Secretary and Treasurer	Finance
	Tel. 480-350-1142	Tel. 480-333-3074
	Email slaybour@insight.com	Email kmcginni@insight.com
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2006 Results, Page 6	April 20, 2006
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Earnings
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005

Net sales	$806,038	$779,367
Costs of goods sold	703,745	684,119

Gross profit	102,293	95,248
Operating expenses:
Selling and administrative expenses	80,045	70,980
Reductions in liabilities assumed in a previous acquisition	—	(664)

Earnings from operations	22,248	24,932
Non-operating (income) expense:
Interest income	(922)	(801)
Interest expense	797	293
Other expense, net	194	159

Earnings from operations before income taxes	22,179	25,281
Income tax expense	7,965	9,769

Net earnings	$14,214	$15,512

Earnings per share:
Basic	$0.30	$0.31

Diluted	$0.29	$0.31

Shares used in per share calculation:
Basic	48,002	49,572

Diluted	48,685	50,132

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2006 Results, Page 7	April 20, 2006
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands)

	March 31,	December 31,
	2006	2005
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$82,837	$35,145
Accounts receivable, net	419,431	480,458
Inventories	93,836	121,223
Inventories not available for sale	25,207	35,528
Deferred income taxes and other current assets	30,495	29,624

Total current assets	651,806	701,978

Property and equipment, net	138,427	133,017
Goodwill	87,095	87,124
Other assets	17	221

	$877,345	$922,340

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$171,211	$183,014
Accrued expenses and other current liabilities	66,982	55,413
Client payments in advance of shipment	23,741	24,747
Inventories financing facility	—	4,281
Short-term financing facility	—	45,000
Line of credit	—	21,309

Total current liabilities	261,934	333,764

Deferred income taxes and other long-term liabilities	20,571	22,552

Stockholders’ equity:
Preferred stock	—	—
Common stock	483	477
Additional paid-in capital	311,107	299,043
Retained earnings	266,533	252,318
Accumulated other comprehensive income — foreign currency translation adjustment	16,717	14,186

Total stockholders’ equity	594,840	566,024

	$877,345	$922,340

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2006 Results, Page 8	April 20, 2006
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended
	March 31,
	2006	2005
Cash flows from operating activities:
Net earnings	14,214	15,512
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	5,480	4,539
Provision for losses on accounts receivable	863	1,407
Write-downs of inventories	2,041	2,375
Non-cash stock based compensation	3,475	121
Tax benefit from employee gains on stock based compensation	—	665
Excess tax benefit from employee gains on stock based compensation	(1,755)	—
Deferred income taxes	(38)	2,799
Changes in assets and liabilities:
Decrease in accounts receivable	61,990	44,808
Decrease in inventories	35,769	1,813
Increase in other current assets	(950)	(6,636)
Decrease (increase) in other assets	258	(69)
Decrease in accounts payable	(7,625)	(15,902)
Decrease in inventories financing facility	(4,281)	(11,254)
(Decrease) increase in client payments in advance of shipment	(1,018)	19,754
Increase (decrease) in accrued expenses and other current liabilities liabilities	5,766	(8,350)

Net cash provided by operating activities	114,189	51,582

Cash flows from investing activities:
Purchases of property and equipment	(10,725)	(6,389)
Cash receipt of underwriter receivable	—	27,776

Net cash (used in) provided by investing activities	(10,725)	21,387

Cash flows from financing activities:
Repayments on short-term financing facility	(45,000)	(25,000)
Net repayments on line of credit	(21,309)	—
Proceeds from sales of common stock under employee stock plans	6,840	1,793
Excess tax benefit from employee gains on stock based compensation	1,755	—
Repurchase of common stock	—	(5,032)
Repayment of long-term liabilities	—	(42)

Net cash used in financing activities	(57,714)	(28,281)

Foreign currency exchange effect on cash flow	1,942	(659)

Increase in cash and cash equivalents	47,692	44,029
Cash and cash equivalents at beginning of period	35,145	38,443

Cash and cash equivalents at end of period	$82,837	$82,472

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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2006 Results, Page 9	April 20, 2006
Insight Enterprises, Inc. and Subsidiaries
Quarterly Operating Statistics Table
(unaudited)

	Three Months Ended
	March 31,
Insight Enterprises, Inc.	2006	2005	Change
Working capital (in thousands)	$389,872	$382,614	2%
Days sales outstanding in ending accounts receivable (“DSOs”)	47	46	1 day
Annualized inventory turns (a)	26	29	(3 times)
Days costs of goods sold outstanding in ending accounts payable (“DPOs”)	23	25	(2 days)
Effective tax rate (GAAP)	35.9%	38.6%	(2.7%)
Effective tax rate (Non-GAAP)	36.4%	38.2%	(1.8%)

Insight North America
Number of shipping days	64	64	—
Number of account executives	1,079	1,109	(3%)
Average account executive tenure (years)	4.0	3.6	0.4 years
Percentage of account executives with tenure of:
<1 year	25%	26%	(1%)
1-2 years	15%	14%	1%
2-3 years	8%	10%	(2%)
>3 years	52%	50%	2%
Net sales per average account executive	$621,419	$580,294	7%
Gross profit per average account executive	$75,665	$68,392	11%
Direct shipments %	58%	63%	(2	%)(b)
Electronic net sales %	21%	n/a (c)	n/a	(c)
Electronic transactions %	30%	n/a (c)	n/a	(c)
Product mix (as a % of product net sales):
Notebooks and PDA’s	16%	16%	1	%(d)
Desktops and servers	16%	17%	2	%(d)
Software	11%	12%	(7	%)(d)
Storage devices	8%	8%	7	%(d)
Networking and connectivity	13%	11%	24	%(d)
Printers	8%	8%	—	(d)
Monitors and video	7%	7%	3	%(d)
Memory and processors	5%	6%	(10	%)(d)
Supplies and accessories	7%	7%	3	%(d)
Miscellaneous	9%	8%	17	%(d)

(a)	Excluding inventory not available for sale and stock compensation expense included in costs of goods sold.

(b)	Represents percentage growth/decline in number of direct shipments.

(c)	No prior year information is available as we changed our methodology in the first quarter of 2006 for capturing electronic net sales and transactions.

(d)	Represents percentage of net sales growth/decline in product category.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2006 Results, Page 10	April 20, 2006
Insight Enterprises, Inc. and Subsidiaries
Quarterly Operating Statistics Table (continued)
(unaudited)

	Three Months Ended
	March 31,
Insight UK	2006	2005	Change
Number of shipping days	64	61	3 days
Number of account executives	251	296	(15%)
Average account executive tenure (years)	2.4	2.0	0.4 years
Percentage of account executives with tenure of:
<1 year	37%	52%	(15%)
1-2 years	24%	19%	5%
2-3 years	14%	9%	5%
>3 years	25%	20%	5%
Net sales per average account executive	$464,003	$399,377	16%
Gross profit per average account executive	$68,078	$52,710	29%
Direct shipments %	50%	47%	13	%(a)
Electronic net sales %	22%	n/a (b)	n/a	(b)
Electronic transactions %	36%	n/a (b)	n/a	(b)
Product mix (as a % of product net sales):
Notebooks and PDA’s	18%	19%	(9	%)(c)
Desktops and servers	15%	13%	11	%(c)
Software	14%	15%	(4	%)(c)
Storage devices	8%	7%	13	%(c)
Networking and connectivity	9%	8%	10	%(c)
Printers	9%	10%	(8	%)(c)
Monitors and video	9%	10%	(8	%)(c)
Memory and processors	4%	4%	8	%(c)
Supplies and accessories	8%	8%	9	%(c)
Miscellaneous	6%	6%	7	%(c)

Direct Alliance
Net sales mix:
Service fees	90%	90%	(5	%)(d)
Pass through product sales	10%	10%	(6	%)(d)
Client concentration:
Top client	38%	54%	(16%)
Top three clients	79%	82%	(3%)

(a)	Represents percentage growth/decline in number of direct shipments.

(b)	No prior year information is available as we changed our methodology in the first quarter of 2006 for capturing electronic net sales and transactions.

(c)	Represents percentage net sales growth/decline in product category.

(d)	Based on net sales dollars.
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Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2006 Results, Page 11	April 20, 2006
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Operating Segment Statement of Earnings Information
(In thousands)
(Unaudited)

	Three Months Ended March 31, 2006
	Insight
	North America	Insight UK	Direct Alliance	Consolidated
Net sales	$668,958	$119,945	$17,135	$806,038
Costs of goods sold	587,504	102,347	13,894	703,745

Gross profit	81,454	17,598	3,241	102,293
Operating expenses:
Selling and administrative expenses	64,253	14,050	1,742	80,045

Earnings from operations	$17,201	$3,548	$1,499	22,248

Non-operating expense, net				69

Earnings from operations before income taxes				22,179
Income tax expense				7,965

Net earnings				$14,214

Total assets	$1,085,253	$163,299	$71,788	$877,345	*

*	Consolidated total assets include net intercompany eliminations and corporate assets of $442,995.

	Three Months Ended March 31, 2005
	Insight
	North America	Insight UK	Direct Alliance	Consolidated
Net sales	$642,676	$118,615	$18,076	$779,367
Costs of goods sold	566,932	102,960	14,227	684,119

Gross profit	75,744	15,655	3,849	95,248
Operating expenses:
Selling and administrative expenses	57,082	12,591	1,307	70,980
Reductions in liabilities assumed in a previous acquisition	—	(664)	—	(664)

Earnings from operations	$18,662	$3,728	$2,542	24,932

Non-operating income, net				(349)

Earnings from operations before income taxes				25,281
Income tax expense				9,769

Net earnings				$15,512

Total assets	$872,059	$156,479	$68,592	$858,993 *

*	Consolidated total assets include net intercompany eliminations and corporate assets of $238,137.
- MORE -

Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2006 Results, Page 12	April 20, 2006
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of Consolidated GAAP to Non-GAAP Financial Measures
(In thousands, except per share data and percentages)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Gross Profit:
GAAP	$102,293	$95,248
Stock compensation expense	89	—

Non-GAAP	$102,382	$95,248

Non-GAAP gross profit as a percentage of net sales (“Gross Margin”)	12.7%	12.2%

Selling and Administrative Expenses:
GAAP	$80,045	$70,980
Stock compensation expense	(3,386)	(121)
Settlement expense	(1,000)	—

Non-GAAP	$75,659	$70,859

Non-GAAP selling and administrative expenses as a percentage of net sales	9.4%	9.1%

Earnings from Operations:
GAAP	$22,248	$24,932
Stock compensation expense	3,475	121
Settlement expense	1,000	—
Reductions in liabilities assumed in a previous acquisition	—	(664)

Non-GAAP	$26,723	$24,389

Non-GAAP earnings from operations as a percentage of net sales (“Operating Margin”)	3.3%	3.1%

Effective Tax Rate:
GAAP	35.9%	38.6%
Tax effect of adjustments	0.5%	(0.4%)

Non-GAAP	36.4%	38.2%

Net Earnings:
GAAP	$14,214	$15,512
Stock compensation expense, net of tax	2,128	73
Settlement expense, net of tax	605	—
Reductions in liabilities assumed in a previous acquisition, net of tax	—	(306)

Non-GAAP	$16,947	$15,279

Diluted Earnings Per Share (“EPS”):
GAAP	$0.29	$0.31
Stock compensation expense, net of tax	0.05	0.00
Settlement expense, net of tax	0.01	—
Reductions in liabilities assumed in a previous acquisition, net of tax	—	(0.01)

Non-GAAP	$0.35	$0.30

- MORE -

Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2006 Results, Page 13	April 20, 2006
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of Operating Segment GAAP to Non-GAAP Financial Measures
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Insight North America:
Selling and Administrative Expenses:

GAAP	$64,253	$57,082
Stock compensation expense	(2,820)	(121)
Settlement expense	(1,000)	—

Non-GAAP	$60,433	$56,961

Non-GAAP selling and administrative expenses as a percentage of net sales	9.0%	8.9%

Earnings from Operations:

GAAP	$17,201	$18,662
Stock compensation expense	2,820	121
Settlement expense	1,000	—

Non-GAAP	$21,021	$18,783

Non-GAAP earnings from operations as a percentage of net sales (“Operating Margin”)	3.1%	2.9%

Insight UK:
Selling and Administrative Expenses:

GAAP	$14,050	$12,591
Stock compensation expense	(285)	—

Non-GAAP	$13,765	$12,591

Non-GAAP selling and administrative expenses as a percentage of net sales	11.5%	10.6%

Earnings from Operations:

GAAP	$3,548	$3,728
Stock compensation expense	285	—
Reductions in liabilities assumed in a previous acquisition	—	(664)

Non-GAAP	$3,833	$3,064

Non-GAAP earnings from operations as a percentage of net sales (“Operating Margin”)	3.2%	2.6%
- MORE -

Insight Enterprises, Inc.	1305 West Auto Drive	Tempe, Arizona 85284	480-902-1001	FAX 480-760-8958

Insight Q1 2006 Results, Page 14	April 20, 2006
INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
Reconciliation of Operating Segment GAAP to Non-GAAP Financial Measures (continued)
(In thousands, except percentages)
(Unaudited)

	Three Months Ended
	March 31,
	2006	2005
Direct Alliance:
Gross Profit:

GAAP	$3,241	$3,849
Stock compensation expense	89	—

Non-GAAP	$3,330	$3,849

Non-GAAP gross profit as a percentage of net sales (“Gross Margin”)	19.4%	21.3%

Selling and Administrative Expenses:

GAAP	$1,742	$1,307
Stock compensation expense	(281)	—

Non-GAAP	$1,461	$1,307

Non-GAAP selling and administrative expenses as a percentage of net sales	8.5%	7.2%

Earnings from Operations:

GAAP	$1,499	$2,542
Stock compensation expense	370	—

Non-GAAP	$1,869	$2,542

Non-GAAP earnings from operations as a percentage of net sales (“Operating Margin”)	10.9%	14.1%
-###-
Insight Enterprises, Inc.     1305 West Auto Drive     Tempe, Arizona 85284     486-902-1001     FAX 486-760-8958